DEAN HELLER         STATE OF NEVADA           CHARLES E. MOORE
Secretary of State         [SEAL]              Securities Administrator
 RENEE L. PARKER          [GRAPHIC               SCOTT W. ANDERSON
  Chief Deputy            OMITTED]               Deputy Secretary
Secretary of State                           for Commercial Recordings
  PAMELA RUCKEL                                     ELLICK HSU
 Deputy Secretary        OFFICE OF THE           Deputy Secretary
for Southern Nevada    SECRETARY OF STATE         for Elections


                     FILING ACKNOWLEDGEMENT

                                             March 1,2005

JOB NUMBER           CORPORATION NUMBER
C20050301-1488       C17516-2003

FILING DESCRIPTION   DOCUMENT FILING             DATE/TIME OF FILING
Stock Split          NUMBER                      March 1,2005 11:03:38 PM
                     20050039229-82

CORPORATION NAME                    RESIDENT AGENT
ZANN CORP.                          CAPITOL CORPORATE SERVICES, INC.







The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

                                                  Respectfully,

                                                  /s/ Dean Heller
                                                  DEAN HELLER
                                                  Secretary of State


                          COMMERCIAL RECORDING DIVISION
                              200 N. Carson Street
                         Carson City, Nevada 89701-4069
                            Telephone (775) 684-5708
                               Fax (775) 684-5630


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DEAN HELLER                                            Entity#
Secretary of State                                     C17516-2003
200 N. Carson Street                                   Document Number
Carson City, Nevada 89701-4069                         20050039229-82
Telephone (775) 684-5708                               Date Filed
WEBSITE: SECRETARTYOFSTATE.BIZ                         3/1/2005 11:03:38 PM
                                                       In the office of
                                                       /s/ Dean Heller
                                                       Dean Heller
                                                       Secretary of State
Certificate of Change Pursuant
to NRS 78.209


IMPORTANT: READ ATTACHED INSTRUCTIONS                  ABOVE SPACE IS FOR OFFICE
BEFORE COMPLETING FORM.                                USE ONLY

                  Certificate of Change Pursuant to NRS 78.209
                  --------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------

1. Name of corporation:
--------------------------------------------------------------------------------
ZANN CORP.
--------------------------------------------------------------------------------

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of die stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
--------------------------------------------------------------------------------
4,000,000,000 shares of common stock, par value $0.001 per share; and 350,000,000 shares of preferred stock, par value $0.001 per share
--------------------------------------------------------------------------------
4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
--------------------------------------------------------------------------------
11,428,572 shares of common stock, par value $0.001 per share; and
350,000,000 shares of preferred stock, par value $0.001 per share
--------------------------------------------------------------------------------
5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
--------------------------------------------------------------------------------
one share of common stock, par value $0.001 per share for each 350 shares of common stock, par value $0.001 per share;
one share of preferred stock, par value $0.001 per share for each one share of preferred stock, par value $0.001 per share.
--------------------------------------------------------------------------------
6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
--------------------------------------------------------------------------------
All fractional share amounts resulting from the reverse split will be rounded up to the next whole new share.
--------------------------------------------------------------------------------
7. Effective date of filing (optional): 3/10/05
                                       -----------------------------------------
                                             (must be later than 90 days
                                           after the certificate is filed)

8. Officer Signature: /s/ illegible               Chairman and CEO
                     -----------------------------------------------------------
                        Signature                     Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.     Nevada Secretary of State


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